Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Steve R. Martin, principal executive and financial officer of BakBone Software Incorporated (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, (“Section 906”) that, based on my knowledge:

(1)	the annual report on Form 10-K of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: June 24, 2010

/s/ STEVE R. MARTIN
Steve R. Martin Senior Vice President, Chief Financial Officer and Interim Chief Executive Officer
(Principal Executive and Financial Officer)